Exhibit 23


                       [LETTERHEAD OF ARMANDO C. IBARRA]


May 18, 2001


TO WHOM IT MAY CONCERN:

The firm of Armando C. Ibarra, Certified Public Accountant, APC consents to the inclusion of my report of May 14, 2001, on the financial statements of San Jose International, Inc., as of March 31, 2001, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.


                               Very truly yours,

                               /s/ Armando Ibarra
                               -------------------------
                               ARMANDO IBARRA, C.P.A.